Exhibit 99.1

Press Release	NASDAQ:ABCW
FOR IMMEDIATE RELEASE
Date: September 15, 2010
AnchorBanCorp Wisconsin, Inc. clarifies errors in Crain’s Chicago Business article
Madison, Wisconsin – Anchor BanCorp Wisconsin Inc. (NASDAQ: ABCW), the holding company for AnchorBank, fsb (Bank) today responded to factual errors contained on a September 13, 2010, article in Crain’s Chicago Business.
In mentioning the conditional approval of the bank’s capital plan by its primary regulator, the Office of Thrift Supervision (OTS), the article erroneously states that the conditional approval of the plan, “effectively set a 60-day deadline to restore the bank to health.”
No such definitive timeframe exists in the capital plan as conditionally approved or the Prompt Corrective Action (PCA) agreement with the OTS, which outlines the action steps the bank must take in order to comply with the OTS’s approval of the capital restoration plan.
“We are working in a very positive manner with our regulators as we work to improve our capital position, as demonstrated by the OTS’s approval of our capital plan,” said Chris Bauer, Chief Executive Officer.
The capital plan includes two sets of assumptions for continuing to improve the Bank’s capital levels in the future, one based on obtaining capital from an outside source and one which reflects the results of the Bank’s ongoing internal initiatives in the absence of an external capital infusion.
Bauer added, “Any speculation of an imminent action against AnchorBank by the OTS or FDIC resulting in our acquisition by another bank is not only speculation, but speculation which can only be seen as inconsistent with the OTS’s conditional approval of our capital plan and our return to adequately capitalized status. We continue to be engaged, along with our advisors Sandler O’Neill and Partners, in active discussions with potential investors as well as continuing to take aggressive internal actions to improve the Bank’s overall capital position.”
As previously released, based on the bank’s internal financial reporting its capital ratio improved to 8.05% Total Risk Based Capital Ratio as of July 31, returning it to “adequately capitalized” status and continues to be supported by a strong liquidity position, which exceeded $470 million as of July 31, 2010.
About Anchor BanCorp Wisconsin Inc.
Anchor BanCorp’s stock is traded on the NASDAQ market under the symbol ABCW. AnchorBank fsb, the wholly-owned subsidiary, has offices located in Wisconsin.

For More Information
For more information, contact Emily Campbell, AVP – Marketing/Communications, at (608) 252-1436.
Forward-Looking Statements
This news release contains certain forward-looking statements, as that term is defined in the U.S. federal securities laws. In the normal course of business, we, in an effort to help keep our shareholders and the public informed about our operations, may from time to time issue or make certain statements, either in writing or orally, that are or contain forward-looking statements. Generally, these statements relate to business plans or strategies, projected or anticipated benefits from acquisitions or dispositions made by or to be made by us, projections involving anticipated revenues, earnings, liquidity, profitability or other aspects of operating results or other future developments in our affairs or the industry in which we conduct business. Although we believe that the anticipated results or other expectations reflected in our forward-looking statements are based on reasonable assumptions, we can give no assurance that those results or expectations will be attained. You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update them in light of new information or future events, except to the extent required by federal securities laws. Please refer to our Annual Report for the fiscal year ending March 31, 2010 on Form 10-K, as filed with the Securities and Exchange Commission, for a more comprehensive discussion of forward-looking statements and the risks and uncertainties associated with our business.